Exhibit 16.1

November 30, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Simon & Edward, LLP, was previously principal accountant for China TransInfo Technology Corp., (the “Company”), and reported on the financial statements of the Company for the years ended December 31, 2008 and 2007.  We have read the Company’s statements included under Item 4.01 of its Form 8-K dated November 30, 2009, and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ Simon & Edward, LLP
Simon & Edward, LLP